Exhibit 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

Quarterly Report on Form 10-Q
for the Quarter ended March 31, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, who is the Chief Executive Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2003
/s/ THOMAS R. MCGUIRE

Thomas R. McGuire Chairman and Chief Executive Officer

          A signed original of this written statement required by Section 906 has been provided to The Coast Distribution System, Inc. and will be retained by The Coast Distribution System, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.